                           CERTIFICATE OF AMENDMENT
                                       OF
                FUTURE MEDICAL TECHNOLOGIES INTERNATIONAL, INC.


     Bruce LaMont and David Weitz certify as follows:

     1. That they are the President and Secretary, respectively, of FUTURE MEDICAL TECHNOLOGIES INTERNATIONAL, INC., a Nevada Corporation.

     2. That by unanimous consent of the Board of Directors September 20, 1996, the following resolution was adopted.

          "RESOLVED, that the Articles of Incorporation dated September 28, 1989 and filed with the Secretary of State on September 28, 1989 and the Amendment to the Articles of Incorporation dated April 15, 1990 and filed with the Secretary of State on May 8, 1990 be, and hereby are amended as follows:

           That the name of the corporation is Covalent Group, Inc."

     3. That paragraph FIRST of said Articles of Incorporation is hereby amended to read as follows:

          The name of the corporation is Covalent Group, Inc.

     4. That the members of said corporation have adopted said amendment by written consent on or about the 20th day of September, 1996. That the wording of the amended Articles, as set forth in the members' resolution, is the same as that set forth in the Director's resolution in paragraph Two (2) above. That the number of shares voted affirmative for the adoption of said resolution is 7, 948, 824, and that the total number of shares entitled to vote on or consent to said amendment is 11,542,403.

          DATED this 20th day of September, 1996.

                              SIGNED: /s/ BRUCE LAMONT
                                      ----------------------------
                                         BRUCE LAMONT, President


                              SIGNED: /s/ DAVID WEITZ
                                      ----------------------------
                                         DAVID WEITZ, Secretary
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STATE OF NEW JERSEY      :
                         : SS.
COUNTY OF CAMDEN         :


          ON THIS 20th day of September, 1996, personally appeared before me, a Notary Public, Bruce LaMont and David Weitz, who acknowledged that they are the President and Secretary respectively of Future Medical Technologies International, Inc., and that they executed the foregoing Certificate of Amendment.


                              /s/ Claire S. Beaverson
                              -------------------------------
                              NOTARY PUBLIC